Exhibit 10.1

AMENDMENT NO. 4

TO

ASSEMBLY BIOSCIENCES, INC.

2018 STOCK INCENTIVE PLAN

Assembly Biosciences, Inc., a Delaware corporation (the “Company”) adopted the 2018 Stock Incentive Plan on May 30, 2018, which was amended by Amendment No. 1 to Assembly Biosciences, Inc. 2018 Stock Incentive Plan effective as of May 17, 2019, by Omnibus Amendment to Assembly Biosciences, Inc. Stock Plans effective as of March 11, 2020 and by Amendment No. 3 effective as of June 11, 2020 (as amended from time to time, the “Plan”).

Prior to this Amendment No. 4 to the Plan, the number of shares of Common Stock, par value $0.001 per share, reserved under the Plan was 4,600,000.

The Board of Directors of the Company (the “Board”) may, with stockholder approval, amend the Plan to increase the number of authorized shares reserved for issuance under the Plan.

The Board has determined that it is advantageous to the Company and necessary to attract and retain the best available personnel to amend the Plan to increase the number of shares reserved for issuance under the Plan.

Now, therefore, the Plan is hereby amended as follows:

1.Section 3(a) of the Plan shall be amended as follows:

“(a)Subject to the provisions of Sections 3(b) and 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Six Million Six Hundred Thousand (6,600,000) Shares. The Shares granted under the Plan may be authorized, but unissued, or reacquired Common Stock.

Except as expressly set forth in this Amendment No. 4, all other terms and conditions set forth in the Plan shall remain in full force and effect. Each capitalized term used and not defined herein shall have the meaning set forth in the Plan.

Subject to approval of the stockholders, this Amendment No. 4 has been adopted by the Board of Directors of the Company as of March 18, 2021.

This Amendment No. 4 will be submitted to the stockholders of the Company for approval at the annual stockholders meeting to be held on May 20, 2021 and will become effective upon receipt of approval by the stockholders.

March 18, 2021: Subject to Stockholder Approval, adopted by Board of Directors

May 20, 2021: Approved by Stockholders